                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for AmericasDoctor.com, Inc. for the period from August 8, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, (and to all references to our Firm) included in or made part of this Form S-1 Registration Statement under the Securities Act of 1933.

                                          /s/ Arthur Andersen LLP

Baltimore, Maryland
June 10, 1999